UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 17, 2017

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(408) 262-9003

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                             ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on August 17, 2017. At the Annual Meeting, the following proposals were voted upon and approved:

Proposal 1: To elect four directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Directors	For	Withheld
J. Michael Dodson	23,092,009	744,331
Martin Manniche	21,881,199	1,955,141
Pete Thompson	21,049,067	2,787,273
Thinh Q. Tran	17,666,410	6,169,930

There were 9,466,590 shares represented by broker non-votes.

Proposal 2: To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

For	Against	Abstain	Broker Non-Votes
32,535,878	221,453	545,599	0

Proposal 3: To approve, on a non-binding and advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
17,664,403	6,060,225	111,712	9,466,590

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2017		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran
President and Chief Executive Officer